UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 25, 2006

dELiA*s, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51648	20-3397172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

435 Hudson Street, New York, New York 10014

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (212) 807-9060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 25, 2006, the board of directors of dELiA*s, Inc. (the “Company”) appointed Gene Washington, age 59, as a director and as chairman of its compensation committee. Mr. Washington is an independent director for purposes of the NASDAQ rules, and, as a result of his appointment, the board of directors of the Company consists of a majority of independent directors, as required by NASDAQ rules. Mr. Washington currently is Director of Football Operations for the National Football League, where he has served since January 1994. There are no related party transactions between the Company and Mr. Washington that would be required to be reported under Item 404(a) of Regulation S-K.

A copy of the press release, dated September 27, 2006, announcing Mr. Washington’s appointment is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1	Press Release dated September 27, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

dELiA*s, Inc.
(Registrant)

Date: September 27, 2006	By:	/s/ Robert E. Bernard
Robert E. Bernard, Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated September 27, 2006